EXHIBIT 1.A.(13)(tt)

                        RIDER FOR TERM INSURANCE BENEFIT
             ON LIFE OF INSURED--DECREASING AMOUNT AFTER THREE YEARS

      Read the list of Supplementary Benefits on the Contract Data page(s).
       This Benefit is a part of this contract only if it is listed there.

BENEFIT.--We will pay an amount under this Benefit if we receive due proof that the Insured died (1) in the term period for the Benefit; and (2) while this contract is in force with no premium in default past its days of grace. Any proceeds under this contract that may arise from the Insured's death will include this amount. But our payment is subject to all the provisions of the Benefit and of the rest of this contract.

We will use the table below to compute the amount we will pay. We show the Initial Amount of Term Insurance under this Benefit on the Contract Data page(s). We also show the term period for the Benefit there. It starts on the contract date, which we show on the first page. The anniversary at the end of the term period is part of that period.

                          TABLE OF AMOUNTS OF INSURANCE

AMOUNTS PAYABLE.--We show here the amount we will pay, based on the Insured's issue age, for each $1,000 of Initial Amount of Term Insurance if death occurs in the contract year ending with the anniversary shown.


------------------------------------------------------------------------------------------------------------------------
                                                     ISSUE AGE
------------------------------------------------------------------------------------------------------------------------
  ANNIVER-
   SARY          18        19        20        21        22        23        24        25        26        27        28
------------------------------------------------------------------------------------------------------------------------
     1         $1000     $1000     $1000     $1000     $1000     $1000     $1000     $1000     $1000     $1000     $1000
     2          1000      1000      1000      1000      1000      1000      1000      1000      1000      1000      1000
     3          1000      1000      1000      1000      1000      1000      1000      1000      1000      1000      1000
     4           978       977       977       976       976       975       974       974       973       972       971
     5           956       955       953       952       951       950       949       947       946       944       943
     6           933       932       930       929       927       925       923       921       919       917       914
     7           911       909       907       905       902       900       897       895       892       889       886
     8           889       886       884       881       878       875       872       868       865       861       857
     9           867       864       860       857       854       850       846       842       838       833       829
    10           844       841       837       833       829       825       821       816       811       806       800
    11           822       818       814       810       805       800       795       789       784       778       771
    12           800       795       791       786       780       775       769       763       757       750       743
    13           778       773       767       762       756       750       744       737       730       722       714
    14           756       750       744       738       732       725       718       710       703       694       686
    15           733       727       721       714       707       700       692       684       676       667       657
    16           711       705       698       690       683       675       667       658       649       639       629
    17           689       682       674       667       659       650       641       632       622       611       600
    18           667       659       651       643       634       625       615       605       595       583       571
    19           644       636       628       619       610       600       590       579       568       556       543
    20           622       614       605       595       585       575       564       553       540       528       514
    21           600       591       581       571       561       550       538       526       513       500       486
    22           578       568       558       548       537       525       513       500       486       472       457
    23           556       545       535       524       512       500       487       474       459       444       429
    24           533       523       512       500       488       475       462       447       432       417       400
    25           511       500       488       476       463       450       436       421       405       389       371
    26           489       477       465       452       439       425       410       395       378       361       343
    27           467       454       442       429       415       400       385       368       351       333       314
    28           445       432       419       405       390       375       359       342       324       306       286
    29           422       409       395       381       366       350       333       316       297       278       257
    30           400       386       372       357       341       325       308       289       270       250       229
    31           378       364       349       333       317       300       282       263       243       222       200
    32           356       341       325       310       293       275       256       237       216       200       200
    33           333       318       302       286       268       250       231       210       200       200       200
    34           311       295       279       262       244       225       205       200       200       200       200
    35           289       273       256       238       220       200       200       200       200       200       200
------------------------------------------------------------------------------------------------------------------------

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


                      (Table Continued from Preceding Page)
------------------------------------------------------------------------------------------------------------------------------------
                                                          ISSUE AGE
------------------------------------------------------------------------------------------------------------------------------------
ANNIVER-
 SARY              18        19         20          21         22         23         24          25         26        27       28
------------------------------------------------------------------------------------------------------------------------------------
    36            $267      $250       $232        $214       $200       $200       $200        $200       $200      $200     $200
    37             245       227        209         200        200        200        200         200        200       200      200
    38             222       204        200         200        200        200        200         200        200       200       *
    39             200       200        200         200        200        200        200         200        200        *
    40             200       200        200         200        200        200        200         200         *
    41             200       200        200         200        200        200        200          *
    42             200       200        200         200        200        200         *
    43             200       200        200         200        200         *
    44             200       200        200         200         *
    45             200       200        200          *
    46             200       200         *
    47             200       *

                        *NO AMOUNT PAYABLE IF DEATH OCCURS IN THIS CONTRACT YEAR OR ANY LATER CONTRACT YEAR.
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                           ISSUE AGE
------------------------------------------------------------------------------------------------------------------------------------
ANNIVER-
 SARY     29      30       31       32        33       34        35       36       37       38       39       40      41       42
------------------------------------------------------------------------------------------------------------------------------------
   1    $1000   $1000    $1000    $1000     $1000    $1000     $1000     $1000    $1000    $1000    $1000    $1000   $1000    $1000
   2     1000    1000     1000     1000      1000     1000      1000      1000     1000     1000     1000     1000    1000     1000
   3     1000    1000     1000     1000      1000     1000      1000      1000     1000     1000     1000     1000    1000     1000
   4      971     970      969      968       967      966       964       963      962      960      958      957     955      952
   5      941     939      938      935       933      931       929       926      923      920      917      913     909      905
   6      912     909      906      903       900      897       893       889      885      880      875      870     864      857
   7      882     879      875      871       867      862       857       852      846      840      833      826     818      810
   8      853     849      844      839       833      828       821       815      808      800      792      783     773      762
   9      824     818      813      806       800      793       786       778      769      760      750      739     727      714
  10      794     788      781      774       767      759       750       741      731      720      708      696     682      667
  11      765     758      750      742       733      724       714       704      692      680      667      652     636      619
  12      735     727      719      710       700      690       679       667      654      640      625      609     591      571
  13      706     697      688      677       667      655       643       630      615      600      583      565     546      524
  14      676     667      656      645       663      621       607       593      577      560      542      522     500      476
  15      647     636      625      613       600      586       571       556      538      520      500      478     455      429
  16      618     606      594      581       567      552       536       518      500      480      458      435     409      381
  17      588     576      563      548       533      517       500       481      462      440      417      391     364      333
  18      559     546      531      516       500      483       464       444      423      400      375      348     318      286
  19      529     515      500      484       467      448       429       407      385      360      333      304     273      238
  20      500     485      469      452       433      414       393       370      346      320      292      261     227      200
  21      471     455      438      419       400      379       357       333      308      280      250      217     200      200
  22      441     424      406      387       367      345       322       296      269      240      208      200     200      200
  23      412     394      375      355       333      310       286       259      231      200      200      200     200      200
  24      382     364      344      323       300      276       250       222      200      200      200      200     200       *
  25      353     333      313      290       267      241       200       200      200      200      200      200      *
  26      324     303      281      258       233      207       200       200      200      200      200       *
  27      294     273      250      226       200      200       200       200      200      200       *
  28      265     243      219      200       200      200       200       200      200       *
  29      235     212      200      200       200      200       200       200       *
  30      206     200      200      200       200      200       200        *
  31      200     200      200      200       200      200        *
  32      200     200      200      200       200       *
  33      200     200      200      200        *
  34      200     200      200       *
  35      200     200       *
  36      200      *

                        *NO AMOUNT PAYABLE IF DEATH OCCURS IN THIS CONTRACT YEAR OR ANY LATER CONTRACT YEAR.
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

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                      (Table Continued from Preceding Page)

--------------------------------------------------------------------------------------------------------------------------
                                                       ISSUE AGE
--------------------------------------------------------------------------------------------------------------------------
ANNIVER-
 SARY     43      44       45       46        47       48        49       50       51       52       53       54      55
--------------------------------------------------------------------------------------------------------------------------
   1    $1000   $1000    $1000    $1000     $1000    $1000     $1000     $1000    $1000    $1000    $1000    $1000   $1000
   2     1000    1000     1000     1000      1000     1000      1000      1000     1000     1000     1000     1000    1000
   3     1000    1000     1000     1000      1000     1000      1000      1000     1000     1000     1000     1000    1000
   4      950     947      944      941       938      933       929       923      917      909      900      889     875
   5      900     895      889      882       875      867       857       846      833      818      800      778     750
   6      850     842      833      824       813      800       786       769      750      727      700      667     625
   7      800     789      778      765       750      733       714       692      667      636      600      556     500
   8      750     737      722      706       688      667       643       615      583      545      500      444     375
   9      700     684      667      647       625      600       571       538      500      455      400      333     250
  10      650     632      611      588       563      533       500       462      417      364      300      222     200
  11      600     579      556      529       500      467       429       385      333      273      200      200      *
  12      550     526      500      471       438      400       357       308      250      200      200       *
  13      500     474      444      412       375      333       286       231      200      200       *
  14      450     421      389      353       313      267       214       200      200       *
  15      400     368      333      294       250      200       200       200       *
  16      350     316      278      235       200      200       200        *
  17      300     263      222      200       200      200        *
  18      250     211      200      200       200       *
  19      200     200      200      200        *
  20      200     200      200       *
  21      200     200       *
  22      200      *

                  *NO AMOUNT PAYABLE IF DEATH OCCURS IN THIS CONTRACT YEAR OR ANY LATER CONTRACT YEAR.
--------------------------------------------------------------------------------------------------------------------------


                     CONVERSION TO ANOTHER PLAN OF INSURANCE

RIGHT TO CONVERT.--You may be able to exchange this Benefit for a new contract of life insurance on the Insured's life in either this company or The Prudential Insurance Company of America. In any of these paragraphs, when we use the phrase the company we mean whichever of these companies may issue the new contract. And where we use the phrase new contract we mean the contract for which the Benefit may be exchanged. You will not have to prove that the Insured is insurable.

CONDITIONS.--Your right to make this exchange is subject to all these conditions: (1) The amount we would have paid under this Benefit if the Insured had died just before the contract date of the new contract must be large enough to meet the minimum for a new contract, as we describe under Contract Specifications. (2) You must ask for the exchange in writing and in a form that meets our needs. (3) You must send this contract to us to be endorsed. (4) We must have your request and the contract at our Service Office while the Benefit is in force and at least five years before the end of its term period. The new contract will not take effect unless the premium for it is paid while the Insured is living and within 31 days after its contract date. If the premium is paid as we state, it will be deemed that: (1) the insurance under the new contract took effect on its contract date; and (2) this Benefit ended just before that contract date. We will return that part, if any, of the last premium paid for the Benefit that is more than was needed to pay premiums to that contract date.

CONTRACT DATE.--The date of the new contract will be the date you ask for in your request. But it may not be after the date to which premiums are paid for this Benefit. It may not be less than five years before the end of the term period for the Benefit. And it may not be more than 31 days before we have your request at our Service Office.

CONTRACT SPECIFICATIONS.--The new contract will be in the same rating class as this contract. The company will set the issue age and the premiums for the new contract in accord with its regular rules in use on the date of the new contact.


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The new contract may call for annual premiums. If the company agrees you will be able to have premiums fall due more often.

The contract may be either one of the following:

1. A Life Paid Up at Age 85 plan. In this case the new contract will be issued by The Prudential Insurance Company of America. Its face amount will be the amount you ask for in your request. But it cannot be less than $10,000 or more than 80% of the amount we would have paid under this Benefit if the Insured had died just before the contract date of the new contract. (Since $10,000 is 80% of $12,500, the amount we would have paid must be at least $12,500 for this exchange to be possible.)

2. A contract like the one to which this Benefit is attached. Its face amount will be the amount you ask for in your request. But it cannot be less than $25,000 or more than 80% of the amount we would have paid under the Benefit if the Insured had died just before the contract date of the new contract. (Since $25,000 is 80% of $31,250, the amount we would have paid must be at least $31,250 for this exchange to be possible.)

3. A contract of life insurance of a kind regularly being issued by Pruco Life Insurance Company of New Jersey at that time for $50,000 or more. Its face amount will be the amount you ask for in your request. But it cannot be less than $50,000 or more than 80% of the amount we would have paid under the Benefit if the Insured had died just before the contract date of the new contract. (Since $50,000 is 80% of $62,500, the amount we would have paid must be at least $62,500 for this exchange to be possible.)

The new contract will not have Supplementary Benefits other than as we describe in this and in the next two paragraphs. If this contract has a benefit for waiving premiums in the event of disability and the company would include that kind of benefit in other contracts like the new contract, the company will put the benefit in the new contract. The benefit, if any, in the new contract will be the same one, with the same provisions, that the company puts in other contracts like it on its contract date. In this paragraph, when we use the phrase other contracts like it, we mean contracts the company would regularly issue on the same plan and for the same rating class, amount, issue age and sex.

A benefit for waiving premiums that would have been allowed under this contract, and that would otherwise be allowed under the new contract, will not be denied just because disability started before the contract date of the new contract. But any premium to be waived for that disability under the new contract must be at the frequency that was in effect for this contract when the disability started.

No premium will be waived under the new contract unless it has a benefit for waiving premiums in the event of disability. This will be so even if premiums have been waived under this contract.

CHANGES.--You may be able to have this Benefit changed to a contract of life insurance other than in accord with the requirements for exchange that we state above. But any change may be made only if the company consents, and will be subject to conditions and charges that are then determined.


                            MISCELLANEOUS PROVISIONS

BENEFIT PREMIUMS.--We show the premiums for this Benefit on the Contract Data page(s). They stop on the contract anniversary at the end of the term period for the Benefit.

TERMINATION.--This Benefit will end on the earliest of:

1. the end of the last day of grace of a premium in default; it will not continue if a benefit takes effect under any contract value options provision that may be in the contract:

2. the end of the last day before the contract date of any other contract (a) for which the Benefit is exchanged, or (b) to which the Benefit is changed;

3. the date the contract is surrendered under its Cash Value Option, if it has one; and

4. the date the contract ends for any reason.

Further, if you ask us in writing in the premium period, we will cancel the Benefit as of the date to which premiums are paid. Contract premiums due then and later will be reduced accordingly.



                                  THIS SUPPLEMENTARY BENEFIT RIDER
                                  ATTACHED TO THIS CONTRACT ON THE CONTRACT DATE

                                  Pruco Life Insurance Company of New Jersey,

                                  By  /s/    SPECIMEN
                                                 Secretary
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